Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-52648, 333-120968 and 333-148339) of Endo Pharmaceuticals Holdings Inc. of our report dated December 10, 2008 relating to the financial statements of Indevus Pharmaceuticals, Inc., which appears in the Current Report on Form 8-K of Endo Pharmaceuticals Holdings Inc. dated May 11, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

May 8, 2009